UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 7, 2014 (May 1, 2014)

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MINERCO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

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NEVADA	333-156059	27-2636716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 Trafalgar Square
Suite 455
Nashua, NH 03063
(Address of principal executive offices, including zip code.)

(888) 473-5150
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

  On May 1, 2014, Minerco Resources, Inc. (“we” or the “Company”) entered into an Agreement (the “Line of Credit”) with Post Oak, LLC (the “Lender”), where, among other things, the Company and Lender entered into a Line of Credit Financing Agreement in the principal sum of up to Two Million Dollars ($2,000,000.00), or such lesser amount as may be borrowed by the Company as Advances under this line of credit (the “Line of Credit”).

The summary of the Line of Credit is as follows (the entire Line of Credit is attached as Exhibit 10.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission):

This Line of Credit shall bear interest at the rate of ten percent (10.00%) per annum unless modified by paragraph 4 of this Line of Credit.

The entire outstanding principal amount of this Line of Credit shall be due and payable on April 30, 2016 (the “Maturity Date”).

Advances.  Subject to the provisions of Section 2 below, the Company shall have the right, at any time or from time to time prior to the Maturity Date to request loans and advances from the Lender (individually an “Advance” and collectively, the “Advances”).  Each such Advance shall be considered a legal promissory note, shall be in the amount of $250,000, and shall be reflected on Schedule A to this Line of Credit and initialed as received by an officer or director of the Company.  The Lender shall not be under any obligation to make advances under this Line of Credit.

Use of Proceeds.  All proceeds received by the Company from each Advance made by the Lender under this Line of Credit shall be used by the Company for expenses incurred by the Company in connection with working capital and any other operating expenses determined to be necessary by the Company.

Interest Payments, Balloon Payment.  Company shall pay interest at the rate of ten percent (10.00%) per annum, calculated on a per day basis for each Advance made by Lender, and Company shall make one interest payment in twelve (12) months and one interest payment in eighteen (18) months.  Company shall make a payment for the entire unpaid balance of all Advances, plus any accrued unpaid interest, as per a “balloon” payment, in two (2) years from the date of the Line of Credit.

Security.  As security for the Line of Credit, immediately upon the first Advance made by Lender to Company, Company shall cause and/or direct Preferred Class “C” Shares of Minerco Resources, Inc. (“MINE”) to be issued to Lender.  The amount of shares shall be sufficient to provide adequate security to the Lender for any Advances made to Company, and shall be reasonably determined by the parties at a later date.  Company shall contact its transfer agent Island Stock Transfer to initiate this issuance, with all proper corporate approvals.

The foregoing description of the Line of Credit is qualified in its entirety by reference to the full text of the Line of Credit, attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission and incorporated herein by reference.

 On May 7, 2014, we issued the attached press release about the Line of Credit Financing Agreement with Post Oak, LLC.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS, FINANCIAL STATEMENT SCHEDULES

Incorporated by reference
Exhibit	Document Description	Form	Date	Number	Filed herewith
10.1	Line of Credit Financing Agreement, dated May 1, 2014				X
99.1	Press Release, Line of Credit with Post Oak, LLC, dated May 7, 2014				X

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 7, 2014	MINERCO RESOURCES, INC.

	By:	/s/ John F. Powers